            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

---------------------------------------------------------
                                     Give the
For this type of account:            SOCIAL
                                     SECURITY
                                     number of --
---------------------------------------------------------
1. An individual's account           The individual

2. Two or more individuals           The actual owner of
   (joint account)                   the account or, if
                                     combined funds, the
                                     first individual on
                                     the account(1)

3. Husband and wife (joint           The actual owner of
   account)                          the account or, if
                                     joint funds, either
                                     person(1)

4. Custodian account of a minor      The minor(2)
   (Uniform Gift to Minors Act)

5. Adult and minor (joint            The adult or, if the
   account)                          minor is the only
                                     contributor, the
                                     minor(1)

6. Account in the name of            The ward, minor, or
   guardian or committee for a       incompetent person(3)
   designated ward, minor, or
   incompetent person

7.  a. The usual revocable           The grantor-
       savings trust account         trustee(1)
       (grantor is also
       trustee)

    b. So-called trust account       The actual owner(1)
       that is not a legal or
       valid trust under State
       law

8. Sole proprietorship account       The owner(4)

---------------------------------------------------------
For this type of account:            Give the
                                     EMPLOYER
                                     IDENTIFICATION
                                     number of --
---------------------------------------------------------
9. A valid trust, estate, or         The legal entity (Do
   pension trust                     not furnish the
                                     identifying number of
                                     the personal
                                     representative or
                                     trustee unless the
                                     legal entity itself is
                                     not designated in the
                                     account title.)(5)

10. Corporate account                The corporation

11. Religious, charitable, or        The organization
    educational organization
    account

12. Partnership account held in      The partnership
    the name of the business

13. Association, club or other       The organization
    tax-exempt organization

14. A broker or registered           The broker or nominee
    nominee

15. Account with the Department      The public entity
    of Agriculture in the name
    of a public entity (such as
    a state or local
    government, school
    district, or prison) that
    receives agricultural
    program payments

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.






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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
  A corporation.
  A financial institution.
  An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7).
  The United States or any agency or instrumentality thereof.
  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  An international organization or any agency or instrumentality thereof.
  A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  A real estate investment trust.
  A common trust fund operated by a bank under section 584(a).
  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  An entity registered at all times under the Investment Company Act of 1940.
  A foreign central bank of issue.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING
Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
  Payments to nonresident aliens subject to withholding under section 1441. Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  Payments of patronage dividends where the amount renewed is not paid in money. Payments made by certain foreign organizations.
  Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
  Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  Payments described in section 6049(b)(5) to non-resident aliens.
  Payments on tax-free covenant bonds under section 1451.
  Payments made by certain foreign organizations.
  Payments made to a nominee.

EXEMPT PAYEE DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE 'EXEMPT' ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 604lA(a), 6045 and 6050A.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDER. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.